SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant's telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 6, 2013, the Board of Directors for the Registrant approved an amendment to the Bylaws of the Registrant, effective November 8, 2013, to implement a majority vote standard for the election of directors, coupled with a director resignation policy for those directors who do not receive a majority vote. Prior to this amendment, election of the Registrant's directors was subject to a plurality vote standard. A copy of the amended Bylaw is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Registrant was held on November 7, 2013. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management's nominees, was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Number of Shares Voted

Name	For	Withheld	Broker Non-Vote
Joseph M. DePinto Harriet Edelman Michael A. George William T. Giles Gerardo I. Lopez Jon L. Luther John W. Mims George R. Mrkonic Rosendo G. Parra Wyman T. Roberts	58,139,418 58,161,538 58,517,298 58,519,133 58,516,627 58,463,554 58,464,118 57,986,214 58,464,094 58,521,164	412,573 390,453 34,693 32,858 35,364 88,437 87,873 565,777 87,897 30,827	3,936,031 3,936,031 3,936,031 3,936,031 3,936,031 3,936,031 3,936,031 3,936,031 3,936,031 3,936,031

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2014 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
61,525,374	945,399	17,249	3,936,031

Proposal 3

The proposal on executive compensation was approved. The results were as follows:
For	Against	Abstain	Broker Non-Vote
56,083,185	2,436,745	32,061	3,936,031

Proposal 4

The proposal to amend the Company's Stock Option and Incentive Plan was approved. The results were as follows:
For	Against	Abstain	Broker Non-Vote
54,921,260	3,603,101	27,630	3,936,031

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1 Article II, Section 2 of Bylaws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRINKER INTERNATIONAL, INC.

Date: November 8, 2013	By:	/s/ Wyman T. Roberts
Wyman T. Roberts, Chief Executive Officer and President and President of Chili's Grill & Bar

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